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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Odyssey Re Holdings Corp. of our reports dated March 23, 2001, except for Note 16 as to which the date is March 30, 2001, relating to the financial statements and financial statement schedules of Odyssey America Reinsurance Corporation, which reports appear in the Registration Statement on Form S-1 (No. 333-57642). We also consent to the references to us under the headings "Experts", "Summary Financial Data" and "Selected Financial Data" in such Registration Statement on Form S-1 (No. 333-57642).

/s/ PricewaterhouseCoopers LLP
New York, New York
June 13, 2001